Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Number R1                                                $400,000,000
                                                     CUSIP  093662AC8


                           Block Financial
                             Corporation

                           5.125% Note 2014

   Rate of Interest          Maturity Date         Original Issue Date
      5.125%               October 30, 2014         October 26, 2004

           BLOCK FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of four hundred million ($400,000,000), at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on October 30, 2014, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at the rate of 5.125% per annum, from the date hereof or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 30th and October 30th of each year and at maturity, on said principal sum at said office or agency, in like coin or currency, commencing on April 30, 2005. The interest so payable on any April 30th or October 30th will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on such April 15 or October 15, as the case may be, next preceding such April 30th or October 30th, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than ten days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

           This Note is one of a duly authorized issue of unsecured Notes, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 20, 1997 (hereinafter called the "Indenture"), among the Company, H&R Block, Inc. ("Guarantor") and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) (the "Trustee"), as supplemented by that certain First Supplemental Indenture, dated as of April 18, 2000, among the Company, Guarantor, the Trustee and The

Bank of New York, as separate trustee under the Indenture in respect of the Company's 8.50% Notes due 2007, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, Bank of New York, the Company, the Guarantor and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 5.125% Notes due 2014 of the Company (hereinafter called the "Notes") issued under the Indenture.

           Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 26, 2004            BLOCK FINANCIAL CORPORATION


                                    By    /s/ Mark Ernst
                                       ----------------------
                                       Mark Ernst
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                                    ATTEST:


                                    By    /s/ Bret G. Wilson
                                        ----------------------
                                        Bret G. Wilson
                                        Secretary

               TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  October 26, 2004

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE


By    /s/ Susan Johnson
   --------------------------
   Name: Susan Johnson
   Title:   Vice President

                           BLOCK FINANCIAL CORPORATION
                                5.125% Notes 2014

         The Notes shall be redeemable in whole or in part at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date, or (ii) the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty (20) basis points, plus accrued interest to the redemption date.


         "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations or (ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

         "Reference Treasury Dealer" means (a) each of J.P. Morgan Securities Inc. and Merrill Lynch Government Securities Inc. and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the issuer shall substitute another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer selected by the Company.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Notices of redemption may not be conditional.

         Unless the Company defaults in payment of the redemption price on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

           The Notes will not be entitled to any sinking fund.

           In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

           The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Notes;
(iii) reduce the principal of or extend the Stated Maturity of any Notes; (iv) make any Notes payable in Currency other than that stated in the Notes; (v) release any security that may have been granted in respect of the Notes; or (vi) make any change in any of the foregoing provisions. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

           The Indenture permits the Company to discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

           If the Company shall, in accordance with Section 10.01 of the Indenture, consolidate with or merge into any other corporation or if the Company or the Guarantor convey or transfer substantially all of the properties and assets of the Guarantor, on a consolidated basis to any Person, the successor shall succeed to, and be substituted for, the Person named as the "Company" on the face of this Note, all on the terms set forth in the Indenture.

           The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

           Upon due presentation for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

           The Note is subject to redemption in whole or in part at any time at the option of the Company as provided in the Indenture.

           Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice of the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

           No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

           Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           H&R BLOCK, INC., a Missouri corporation (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Debt Security on which this notation is endorsed) has unconditionally guaranteed, pursuant to the terms of the Guarantees contained in Article XIII of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Debt Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Debt Security and the Indenture.

           The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article XIII of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantees.

           The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Debt Security upon which this notation of the Guarantees is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Dated:  October 26, 2004            H&R BLOCK, INC.


                                    By    /s/ Mark Ernst
                                       -------------------------------------
                                       Mark Ernst
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                                  ABBREVIATIONS

           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --              Custodian
                     ----------            ---------
                       (Cust)               (Minor)

Under Uniform Gifts to Minors Act
                                  --------
                                   (State)


    Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                         and transfer(s) unto


---------------------------------    ----------------------------------
[PLEASE INSERT SOCIAL SECURITY OR    [PLEASE PRINT OR TYPE NAME AND
OTHER IDENTIFYING NUMBER OF          ADDRESS INCLUDING ZIP CODE, OF
ASSIGNEE]                            ASSIGNEE]


Within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


---------------------------------    -----------------------------------
               DATE                             SIGNATURE

NOTICE: The signature must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.